Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF GLACIER ENTERPRISES

This certification is provided pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and accompanies the annual report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) of Glacier Enterprises (the “Issuer”) filed with the Securities and Exchange Commission on the date hereof.

I, Geoffrey W Nehrenz, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 31, 2010	/s/ GEOFFREY W NEHRENZ
Geoffrey W Nehrenz
Chief Executive Officer